UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012 (May 8, 2012)

CROGHAN BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

0-20159

(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)

(419) 332-7301

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Croghan Bancshares, Inc. (“Croghan”) was held on May 8, 2012, in Fremont, Ohio. At the close of business on March 12, 2012, the record date for the Annual Meeting, a total of 1,673,380 common shares of Croghan were outstanding and entitled to vote. A total of 1,096,683, or 66% of the Croghan common shares outstanding and entitled to vote, were represented in person or by proxy at the Annual Meeting. Provided below are the final voting results for the Annual Meeting.

Proposal 1

The following three (3) directors were elected at the Annual Meeting to serve for three-year terms expiring in 2015:

	Number of Votes
	For	Withheld	Broker Non-Votes	Abstain
Michael D. Allen Sr.	864,730	14,991	216,962	N/A
Stephen A. Kemper	842,752	36,969	216,962	N/A
Thomas W. McLaughlin	864,130	15,591	216,962	N/A

Proposal 2

With respect to the vote to ratify the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm of Croghan for the fiscal year ending December 31, 2012:

Number of Votes
For	Against	Broker Non-Votes	Abstain
1,086,568	1,205	N/A	8,910

Proposal 3

With respect to the vote to approve the Croghan Bancshares, Inc. 2012 Equity Incentive Plan:

Number of Votes
For	Against	Broker Non-Votes	Abstain
807,801	66,628	216,962	5,292

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC.

Date: May 14, 2012	By:	/s/ Kendall W. Rieman
Kendall W. Rieman, Treasurer